Exhibit 99.1
ViewRay Announces Preliminary First Quarter 2023 Results and Updated Fiscal Year 2023 Financial Guidance; Company to Explore Strategic Alternatives to Maximize Shareholder Value
DENVER, April 13, 2023 — ViewRay, Inc. (Nasdaq: VRAY) (the "Company") today provided a business update and announced preliminary financial results for the quarter ended March 31, 2023. The preliminary results have not been audited and are subject to change.
First Quarter 2023 Preliminary Results and Key Points (Unaudited)
•Received 13 new orders for MRIdian systems totaling approximately $68 million, compared to seven new orders totaling approximately $41 million in the first quarter of 2022.
•Total backlog increased to approximately $411 million as of March 31, 2023, compared to approximately $331 million as of March 31, 2022.
•Total revenue for the first quarter 2023 was approximately $23 million, primarily from three revenue units, compared to approximately $19 million, primarily from three revenue units in the first quarter of 2022.
•Net loss for the first quarter 2023 was approximately $29 million, compared to a net loss of approximately $26 million in the first quarter of 2022.
•Adjusted EBITDA was a loss of approximately $25 million in the first quarter 2023 compared to an adjusted EBITDA loss of approximately $21 million in the first quarter 2022.
•The Company’s Board of Directors has retained Goldman Sachs and Co. LLC as a financial advisor to undertake an evaluation of strategic alternatives, including a corporate sale, merger, or business combination.
“Coming off a strong growth year in 2022, our innovation, clinical and commercial pipelines remain strong. The demand for MRIdian continues to be encouraging. However, the first quarter was hindered by global macroeconomic headwinds. The timing of new installations and the corresponding payment schedules have increased the need to extend our working capital balances,” said Scott Drake, President and CEO of ViewRay. “Looking to the balance of 2023 and into 2024, while we expect a delay in delivery schedules, our backlog and, ultimately, installations remain strong. We are further heightening our operational focus and intend to act quickly with preliminary expense saving initiatives as we evaluate additional options to further reduce operating cost and cash utilization. Our priority remains to ensure we pursue the path that is in the best interests of our shareholders and that the clinical benefits of MRIdian’s transformative technology are fully accessible to physicians, hospitals, and patients globally.”
Financial Guidance
The Company is updating its 2023 guidance based on delayed installation schedules and growing financial pressures impacting schedule of deliveries, particularly for international distributors.
The Company is reducing its revenue guidance range to approximately zero to 15% growth for fiscal 2023 compared to its previous guidance range of 25% to 40% growth. The Company also updated its Adjusted EBITDA guidance range to a loss of $75 million to $85 million for fiscal 2023 compared to its previous guidance range of a loss of $70 million to $80 million.
Cash usage in the first quarter of 2023 was approximately $57 million, primarily due to a working capital impact caused by delays in cash collections from international customers and outlays for inventory. As a result, we anticipate that our cash balance of $86 million will get us into the first quarter of 2024. We intend to decrease cash usage to a range of $25 million to $50 million in 2024, inclusive of our operating expense initiatives.

Our estimated unaudited financial results and certain business metrics as of and for the first quarter ended March 31, 2023, presented above are preliminary and are subject to the close of the quarter, completion of our quarter-end and year-end closing procedures, and further financial review. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Our actual results may differ from these estimates as a result of the completion of our quarter-end and year-end closing procedures, review adjustments, and other developments that may arise between now and the time our financial results for the first quarter and year are finalized.

Use of Non-GAAP Financial Measures
ViewRay reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, ViewRay uses adjusted EBITDA as a non-GAAP financial measure. ViewRay has supplemented its GAAP net loss with a non-GAAP measure of adjusted EBITDA. We define adjusted EBITDA as EBITDA (defined as net income before net interest expense, depreciation, and amortization), adjusted for impairment of assets, non-cash equity-based compensation, non-cash changes in warrant liability valuations, and non-recurring costs. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results. Management uses adjusted EBITDA for both strategic and annual operating planning.
Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA:
•does not reflect any charges for the assets being depreciated and amortized that may need to be replaced in the future;
•does not reflect the significant interest expense or the cash requirements necessary to service interest or, if any, principal payments on our debt;
•does not reflect the impact of write-downs of long-lived assets;
•does not reflect the impact of share-based compensation upon our results of operations;
•does not reflect the impact of changes in fair value of our warrant liabilities; and
•does not include certain expenses that are non-recurring, infrequent and unusual in nature.

A reconciliation of GAAP net loss (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA for the first quarter end March 31, 2023 is provided in the schedules below.
About ViewRay®
ViewRay, Inc. (Nasdaq: VRAY), designs, manufactures, and markets the MRIdian® MR-Guided Radiation Therapy System. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purpose-built to address specific challenges, including beam distortion, skin toxicity, and other concerns that potentially may arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, ViewRay's financial guidance for the full year 2023, anticipated future orders, anticipated future operating and financial performance, potential cost reductions, treatment results, therapy adoption, innovation, and the performance of the MRIdian systems. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize the MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length, and severity of the COVID-19 pandemic, including its impacts across our businesses on demand, our operations and global supply chains, disruptions in the supply or changes in costs of raw materials, labor, product components or transportation services, including as a result of inflation, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, overall market conditions, ViewRay’s ability to effectively reduce costs and cash outflows, the timing of ViewRay’s evaluation of strategic alternatives, whether ViewRay will be able to identify or develop any strategic alternatives, ViewRay’s ability to execute on material aspects of any strategic alternatives, and whether ViewRay can achieve the potential benefits of any strategic alternatives. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its Quarterly Reports on Form 10-Q, as updated periodically with the Company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

VIEWRAY, INC.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
GAAP net loss	$(28,859)	$(25,774)
Depreciation and amortization	961	1,244
Stock-based compensation	3,337	5,032
Interest expense	2,626	1,064
Interest income	(1,341)	(5)
Loss (gain) on fair value of warrants (a)	(1,944)	(2,830)
Adjusted EBITDA	(25,220)	(21,269)

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(a) consists of non-cash gain/losses on our outstanding warrants.

VIEWRAY, INC.
Forward-Looking Guidance
Reconciliation of Projected Net Loss to Projected Adjusted EBITDA
(Unaudited)
(In thousands, except share and per share data)

	Twelve Months Ended December 31, 2023
	From	To
GAAP net loss	$(100,000)	$(110,000)
Depreciation and amortization (a)	4,500	4,500
Stock-based compensation	15,000	15,000
Interest expense	10,500	10,500
Interest income	(3,000)	(3,000)
Loss (gain) on fair value of warrants (b)	(2,000)	(2,000)
Adjusted EBITDA	(75,000)	(85,000)

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(a) consists of depreciation, primarily on property and equipment as well as amortization of intangibles.
(b) consists of non-cash gain/losses on our outstanding warrants.

Contact:
Investor Relations:
Matt Harrison
Investor Relations
ViewRay, Inc.
1-844-MRIdian (674-3426)
Email: investors@viewray.com
Media Enquiries:
Samantha Pfeil
Marketing Communications
ViewRay, Inc.
Email: media@viewray.com